                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

COMPANY CONTACT:
Jennifer Carberry
NYFIX, Inc.
(203) 425-8000 or
info@nyfix.com
www.nyfix.com

                        NYFIX ANNOUNCES FINANCIAL RESULTS

STAMFORD,  CT,  JUNE 30,  2005 -  NYFIX,  INC.  (NASDAQ:  NYFXE),  A  LEADER  IN
TECHNOLOGY SOLUTIONS for the financial marketplace,  today announced its results for the first quarter ended March 31, 2005 and the fourth quarter and year ended
December 31, 2004.

RESTATEMENT OF PRIOR YEARS' FINANCIAL STATEMENTS

The Company has completed the previously announced  restatement of its financial statements  for the years ended December 31, 2003 and 2002 to be included in its
2004  Annual  Report  on  Form  10-K  with  respect  to  its  accounting  for i)
compensation  expense  attributable  to stock options;  and ii) deferred  income taxes in connection with certain acquisitions.

The Company  accounted for  compensation  expense  attributable to stock options granted to certain  employees and directors between 1993 and 2003 incorrectly as the  intrinsic  value of these stock  options was  calculated as of a date other than the  measurement  date.  Correcting this error had the effect of increasing the net loss by $0.5 million and $2.0  million for the years ended  December 31,
2003 and 2002, respectively;  $9.8 million for prior years; and $0.1 million for the three months ended March 31, 2004. The Company accounted for deferred income taxes in connection with certain acquisitions  incorrectly,  whereby the Company did not  correctly  identify and account for the  allocation of the deferred tax assets and liabilities acquired.

The net effect of the  adjustments  made to  restate  the  Company's  previously issued  consolidated  financial  statements,  with  respect  to  the  accounting described  above,  was for the  Company  to  increase  its total  assets by $4.6 million,  and increase its total  liabilities and  stockholders'  equity by $4.6 million as of December 31, 2003.

FIRST QUARTER 2005 FINANCIAL RESULTS

Revenue  for the first  quarter  of 2005 was $23.7  million,  up 17% from  $20.3 million for the fourth quarter of 2004 and an increase of 39% from $17.1 million for the first quarter of 2004.  The increase from the fourth quarter of 2004 was attributable to continued growth in transaction revenue and a strong performance in  subscription  revenue and capital  sales in the NYFIX  Network.  Transaction revenue  increased to $6.0 million,  up 33% from $4.5 million in fourth  quarter
2004.  Subscription and service contract revenue  increased to $12.3 million and
$3.0 million, respectively, which represented increases of 16% and 3% from $10.6 million and $2.9 million in fourth quarter 2004, respectively.  The net loss was
$0.1 million  ($0.00 per common share) for the first quarter of 2005 as compared to a net loss of $5.0 million ($0.16 per common share) for the fourth quarter of
2004.

Cash, cash  equivalents and short-term  investments  were $23.6 million at March
31, 2005 as compared to $26.9 million at December 31, 2004.  Accounts receivable was $16.0 million at March 31, 2005 as compared to $13.4 million at December 31,
2004.  Cash used in operating  activities was $1.5 million for the first quarter of 2005 as compared to cash provided by operating  activities of $1.9 million in the first  quarter of 2004 and as  compared  to $2.3  million in fourth  quarter
2004. The reduction in cash from operating activities in the first quarter ended
March 31,  2005 was a result of an  increase  in  accounts  receivable  from the higher revenue generated and also from cash used for reducing accounts payable.

FOURTH QUARTER 2004 FINANCIAL RESULTS

Revenue  for the fourth  quarter of 2004 was $20.3  million,  an increase of 23%
from $16.5  million  for the fourth  quarter of 2003 and an  increase of 4% from
$19.5  million  for the third  quarter  of 2004.  The net loss was $5.0  million
($0.16 per common  share) for the fourth  quarter of 2004 as  compared  to a net loss of $2.4 million ($0.08 per common share) for the fourth quarter of 2003 and a net loss of $23.5  million  ($0.73 per common  share) for the third quarter of
2004.

2004 ANNUAL FINANCIAL RESULTS

Revenue for the year ended December 31, 2004 was $75.1  million,  an increase of
14% from $65.9  million for the year ended  December 31, 2003.  The net loss was
$32.7 million  ($1.02 per common share) for the year ended  December 31, 2004 as compared  to a net loss of $4.9  million  ($0.16 per common  share) for the year ended December 31, 2003.

In the third quarter of 2004 the Company recorded a non-cash, deferred tax asset valuation  allowance of $22.4 million  ($0.69 per common share) at September 30,
2004, in accordance with Statement of Financial Accounting Standards No. 109. In addition,  the net loss was adversely  impacted by a combination  of higher than anticipated legal fees, initial  Sarbanes-Oxley  implementation costs, and other professional fees. Upon the achievement of profitability, the Company expects to utilize its net operating loss carryforwards and other tax credit  carryforwards which are included in the deferred tax asset.

Cash, cash equivalents and short-term investments were $26.9 million at December
31, 2004 as compared to $24.5 million at December 31, 2003.  Accounts receivable was $13.4  million at December 31, 2004 as compared to $10.4 million at December
31, 2003.  Cash provided by operating  activities  was $7.1 million for the year ended December 31, 2004 as compared to $15.4 million for the year ended December
31, 2003.

In connection with its assessment of internal control over financial  reporting, management of the Company  concluded  that, as of December 31, 2004, the Company did not maintain effective internal control over financial reporting, due to the following material  weakness:  NYFIX, Inc. did not design and implement adequate policies and  procedures to review  certain  transactions  for  compliance  with generally accepted accounting principles.  The material weakness resulted in the misapplication of generally accepted accounting principles related to accounting for  compensation  expense  attributable  to  stock  options  granted,  a tenant allowance and the recognition of rent expense as of the lease  commencement date contained in an operating  lease,  and deferred  income taxes in connection with certain  acquisitions.  Management  has  subsequently  remediated  each of these internal control weaknesses and properly  reflected the underlying  transactions in the financial statements as of December 31, 2004.

NASDAQ LISTING STATUS

On April 5, 2005,  Nasdaq  notified  the  Company  that the  Company  was not in compliance with NASDAQ's listing requirements because the Company had not timely filed its Annual Report on Form 10-K for the year ended  December 31, 2004. At a
May 12, 2005 hearing with the NASDAQ Listing  Qualifications  Panel, the Company requested  an  extension to meet the NASDAQ  listing  requirements.  On June 14,
2005,  Nasdaq granted the Company's  request for continued listing on the Nasdaq
National  Market,  subject  to the  Company's  filing its 2004 Form 10-K and its
Report on Form 10-Q for the three  months ended March 31, 2005 by June 30, 2005.

The Company has filed its 2004 Form 10-K and first  quarter 2005 Form 10-Q today and will request that NASDAQ  dismiss the pending  delisting  action against the
Company and permit the  Company's  common stock to resume  trading on the Nasdaq
National Market System under the symbol NYFX.

GUIDANCE

The Company expects revenue for the second quarter of 2005 to be in the range of
$24.0 million to $25.0  million.  Second  quarter  earnings per common share are expected to be in the range of a net loss of $0.04 to breakeven.

FIRST QUARTER 2005 AND FOURTH QUARTER 2004 CONFERENCE CALL ON THE WEB

In  conjunction  with the  Company's  release of Fourth  Quarter  2004 and First
Quarter 2005 operating results before market opening on Thursday, June 30, 2005, you are  invited  to  listen  to the  company's  conference  call  that  will be broadcast live over the Internet on Thursday, June 30th, 2005 at 12 noon eastern time with NYFIX senior management.

What: NYFIX, Inc. 2004 Fourth Quarter and 2005 First Quarter Conference Call and
Business Update

When: Thursday, June 30th 2005 at 12 noon

Where:
http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=99977&eventID=1037433 or log onto  www.nyfix.com  under "About  NYFIX,  Investor  Relations,  Investor
Events Calendar"

How: Live over the Internet - Simply log on to the web at the address above

If you are  unable to  participate  during  the live  webcast,  the call will be archived on the NYFIX web site http://www.nyfix.com.

(Minimum Requirements to listen to broadcast: The Windows Media Player software,
downloadable     free     from     http://www.microsoft.com/windows/windowsmedia
/EN/

default.asp and at least a 28.8Kbps connection to the Internet.

ABOUT NYFIX, INC.
NYFIX,  INC.  is an  established  provider  to the  domestic  and  international financial  markets  of  trading  workstations,  middle-office  trade  automation technologies and trade communication  technologies.  Our NYFIX Network is one of the industry's  largest networks,  connecting  broker-dealers,  institutions and exchanges.  In addition to our headquarters in Stamford, we have offices on Wall
Street in New York City, in London's Financial District,  in Chicago, and in San
Francisco.  We operate redundant data centers in the northeastern  United States with additional data center hubs in London,  Amsterdam, Hong Kong and Tokyo. For more information, please visit www.nyfix.com and www.javtech.com.

                                     ######

                                               NYFIX, INC.
                             CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                 QUARTER ENDED DECEMBER 31,   YEAR ENDED DECEMBER 31,
                                                 --------------------------   ------------------------
                                                     2004          2003           2004         2003
                                                   --------      --------      --------      ---------

Revenue:
   Subscription                                    $ 10,571      $  9,087      $ 40,891      $ 34,852
   Capital sale                                       2,339         2,155         8,929         8,955
   Service contract                                   2,897         2,276        10,528         9,370
   Transaction                                        4,473         3,017        14,787        12,732
                                                   --------      --------      --------      --------
      Total revenue                                  20,280        16,535        75,135        65,909
                                                   --------      --------      --------      --------

COST OF REVENUE:
   Subscription                                       6,395         5,575        23,692        20,419
   Capital sale                                       1,216           788         3,601         3,068
   Service contract                                   1,002           780         3,855         2,897
   Transaction                                        2,984         2,016        10,182         8,283
                                                   --------      --------      --------      --------
      Total cost of revenue                          11,597         9,159        41,330        34,667
                                                   --------      --------      --------      --------

GROSS PROFIT:
   Subscription                                       4,176         3,512        17,199        14,433
   Capital sale                                       1,123         1,367         5,328         5,887
   Service contract                                   1,895         1,496         6,673         6,473
   Transaction                                        1,489         1,001         4,605         4,449
                                                   --------      --------      --------      --------
      Total gross profit                              8,683         7,376        33,805        31,242
                                                   --------      --------      --------      --------

OPERATING EXPENSE:
   Selling, general and administrative               12,437        11,226        40,829        36,394
   Restructuring charge                                --            --           2,527          --
   Research and development                              61           411           959         1,367
   Equity in loss of unconsolidated affiliates         --             107            74           832
   Depreciation and amortization                        595           573         2,304         2,649
                                                   --------      --------      --------      --------
      Total operating expense                        13,093        12,317        46,693        41,242
                                                   --------      --------      --------      --------
Loss from operations                                 (4,410)       (4,941)      (12,888)      (10,000)

Interest expense                                       (488)          (59)         (794)         (157)
Investment income                                        50            40           141           597
Other income (expense), net                            (102)           (2)          (98)           74
                                                   --------      --------      --------      --------
Loss before income tax provision (benefit)           (4,950)       (4,962)      (13,639)       (9,486)
Income tax provision (benefit)                           83        (2,536)       19,063        (4,571)
                                                   --------      --------      --------      --------

Net loss                                           $ (5,033)     $ (2,426)     $(32,702)     $ (4,915)
                                                   ========      ========      ========      ========

Basic and diluted loss per common share            $  (0.16)     $  (0.08)     $  (1.02)     $  (0.16)
                                                   ========      ========      ========      ========
Basic and diluted weighted average common
   shares outstanding                                32,399        31,805        32,214        31,462
                                                   ========      ========      ========      ========

                                               NYFIX, INC.
                             CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 QUARTER ENDED MARCH 31,
                                                                 -----------------------
                                                                    2005         2004
                                                                 ---------     ---------

Revenue:
   Subscription                                                  $ 12,333      $  9,305
   Capital sale                                                     2,409         1,988
   Service contract                                                 2,978         2,480
   Transaction                                                      5,960         3,363
                                                                 --------      --------
      Total revenue                                                23,680        17,136
                                                                 --------      --------

COST OF REVENUE:
   Subscription                                                     6,402         5,683
   Capital sale                                                     1,292           817
   Service contract                                                 1,192           917
   Transaction                                                      3,278         2,083
                                                                 --------      --------
      Total cost of revenue                                        12,164         9,500
                                                                 --------      --------

GROSS PROFIT:
   Subscription                                                     5,931         3,622
   Capital sale                                                     1,117         1,171
   Service contract                                                 1,786         1,563
   Transaction                                                      2,682         1,280
                                                                 --------      --------
      Total gross profit                                           11,516         7,636
                                                                 --------      --------

OPERATING EXPENSE:
   Selling, general and administrative                             10,904         8,602
   Research and development                                            58           315
   Equity in loss of unconsolidated affiliate                        --              74
   Depreciation and amortization                                      541           541
                                                                 --------      --------
      Total operating expense                                      11,503         9,532
                                                                 --------      --------
Income (loss) from operations                                          13        (1,896)

Interest expense                                                     (190)          (82)
Investment income                                                      56            46
                                                                 --------      --------
Loss before income tax provision (benefit)                           (121)       (1,932)
Income tax provision (benefit)                                         14          (772)
                                                                 --------      --------

Net loss                                                         $   (135)     $ (1,160)
                                                                 ========      ========

Basic and diluted loss per common share                          $  (0.00)     $  (0.04)
                                                                 ========      ========
Basic and diluted weighted average common shares outstanding       32,426        31,873
                                                                 ========      ========

                                               NYFIX, INC.
                                  CONDENSED CONSOLIDATED BALANCE SHEETS
                                             (IN THOUSANDS)

                                                                MARCH 31,    DECEMBER 31,    DECEMBER 31,
                                                                  2005          2004            2003
                                                               ---------     ------------    ----------
Assets
Current assets:
   Cash and cash equivalents                                   $  21,711      $  22,405      $  21,006
   Short-term investments                                          1,895          4,466          3,448
   Accounts receivable, net                                       15,952         13,405         10,371
   Securities borrowed                                            69,367        138,456          1,945
   Deferred income taxes                                            --             --              976
   Prepaid expenses and other current assets                       3,965          3,941          3,929
                                                               ---------      ---------      ---------
      Total current assets                                       112,890        182,673         41,675
Property and equipment, net                                       14,873         16,649         16,592
Goodwill                                                          62,519         62,519         60,904
Acquired intangible assets, net                                    7,697          8,346         10,235
Investment in unconsolidated affiliate                              --             --            3,088
Note receivable and other amounts due from
   unconsolidated affiliate                                         --             --              814
Deferred income taxes                                               --             --           16,098
Other assets, net                                                 11,565         10,904          7,378
                                                               ---------      ---------      ---------
      Total assets                                             $ 209,544      $ 281,091      $ 156,784
                                                               =========      =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                            $   8,300      $  10,639      $   6,664
   Accrued expenses                                                7,265          7,579          5,442
   Securities loaned                                              69,185        138,375          1,700
   Current portion of capital lease obligations                      406            510            531
   Current portion of long-term debt and other liabilities         1,637          1,731          1,894
   Deferred revenue                                                3,162          2,994          2,732
                                                               ---------      ---------      ---------
      Total current liabilities                                   89,955        161,828         18,963
Long-term portion of capital lease obligations                       798            896            135
Long-term debt and other liabilities                              12,199         11,625          1,137
                                                               ---------      ---------      ---------
      Total liabilities                                          102,952        174,349         20,235
                                                               ---------      ---------      ---------

Stockholders' equity:
   Preferred stock                                                  --             --             --
   Common stock                                                       34             34             33
   Additional paid-in capital                                    201,679        201,635        199,141
   Accumulated deficit                                           (75,908)       (75,773)       (43,071)
   Treasury stock                                                (18,992)       (18,992)       (19,480)
   Notes receivable issued for common stock                          (67)           (67)           (74)
   Accumulated other comprehensive loss                             (154)           (95)          --
                                                               ---------      ---------      ---------
      Total stockholders' equity                                 106,592        106,742        136,549
                                                               ---------      ---------      ---------
      Total liabilities and stockholders' equity               $ 209,544      $ 281,091      $ 156,784
                                                               =========      =========      =========